Exhibit 1.01
Navistar International Corporation
Conflict Minerals Report
For the Year Ended December 31, 2017

I: Introduction and Company Overview
This is the Conflict Minerals Report of Navistar International Corporation (herein referred to as “Navistar,” the “company,” “we,” or “our”) for calendar year 2017 in accordance with Rule 13p-1 under the Securities and Exchange Act of 1934 (“Rule 13p-1”). Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (collectively, with gold, “3TG”).
Navistar is an international manufacturer of International® brand commercial and military trucks, proprietary diesel engines, and IC Bus™ ("IC") brand school and commercial buses, as well as a provider of service parts for trucks and diesel engines. Our core business is the United States and Canada truck and parts markets, where we participate primarily in the Class 6 through 8 vehicle market segments (our “Core” markets).
We operate in four industry segments: Truck, Parts, Global Operations (collectively referred to as "Manufacturing operations"), and Financial Services, which consists of Navistar Financial Corporation (“NFC”) and our foreign finance operations (collectively referred to as "Financial Services operations").
Our Truck segment manufactures and distributes Class 4 through 8 trucks, buses, and military vehicles under the International and IC brands, along with production of proprietary engines, primarily in the North America markets that include the U.S., Canada, and Mexico. Our Truck segment also includes our truck export business under the International and IC brands as well as products that support the military truck product lines. The proprietary engines produced in North America are primarily used in our trucks and buses.
Our Parts segment supports our brands of International commercial trucks, IC buses, and proprietary engines, as well as our other product lines, by providing customers with proprietary products together with a wide selection of other standard truck, trailer, and engine service parts.
Our Global Operations segment includes business that derives revenue from outside our Truck and Parts segments and primarily consists of the operations of our wholly owned subsidiary, International Industria Automotiva da America do Sul Ltda ("IIAA"). IIAA is a leader in the South American mid-range diesel engine market, manufacturing and distributing mid-range diesel engines and providing customers with additional engine offerings in the agriculture, marine, and light truck markets. The Global Operations segment has a joint venture in China with Anhui Jianghuai Automobile Co ("JAC").

II: Reasonable Country of Origin Inquiry (“RCOI”)
The products, which Navistar manufactures, are complex and typically contain thousands of parts from multiple suppliers. Navistar’s performance requirements for its products often require the use of 3TG.
We conducted an inquiry of our suppliers in accordance with the Step 1 of the Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas of the Organisation for Economic Cooperation and Development (“OECD”). For calendar year 2017, Navistar undertook a Reasonable Country of Origin Inquiry (“RCOI”) focused on our direct suppliers for our Truck segment. Our Truck segment accounted for approximately 68% of Navistar’s net sales and revenues for fiscal year 2017.
We sent out a notification to Navistar’s in-scope suppliers informing them about the Conflict Minerals disclosure requirements. We requested they complete a Conflict Minerals survey using the template developed by the Responsible Minerals Initiative (RMI), formerly Conflict-Free Sourcing Initiative (CFSI), known as the RMI Conflict Minerals Reporting Template (CMRT).

OECD Step 1. Establish Strong Company Management Systems
Navistar continues to use the management systems initially developed in 2013 to support its Conflict Minerals compliance efforts. These include:

•
A cross-functional Conflict Minerals project team comprised of executive level management along with coordinators from various groups including Purchasing, Legal, Accounting, and other groups as required.

•	A Corporate Conflict Minerals Policy, posted on our website. http://www.navistar.com/navistar/whoweare/sustainability

•	A resolution response mechanism that allows parties to contact Navistar with Conflict Minerals related concerns via email at: Conflict.Minerals@Navistar.com.

•	Record retention procedures that extend beyond the OECD’s current 5-year requirement.

•	Engagement with in-scope suppliers by issuing a notice stating that Navistar is subject to Section 1502 of the Dodd-Frank Act and that their cooperation in responding to a survey is expected.

•	Participation in industry working group led by the National Association of Manufacturers (“NAM”); extensively leveraging materials provided by RMI.

•
Revised terms and conditions in existing supplier contracts, to be implemented upon supplier contract renegotiation, with language requesting suppliers to report RCOI of parts containing 3TG and notify Navistar of any reported RCOI status changes.

•
Revised terms and conditions in new supplier contracts for direct purchases with language requesting suppliers to report the RCOI of parts containing 3TG and notify Navistar of any reported RCOI status changes.

OECD Step 2. Identify and Assess Risks in the Supply Chain
Navistar’s efforts to identify risks in the supply chain include:

•	In 2017, Navistar surveyed 977 direct suppliers in our Truck segment.

•
Navistar received a 90% response rate from direct suppliers. Navistar relies on our suppliers to provide us with information in regards to any 3TG in their products as well as the source of any Conflict Minerals. This response rate covered 97% of direct material spend for our Truck segment.

•
Responses Navistar received were subject to a red flag review. This red flag review was based on an assessment of supplier answers to questions contained in the RMI CMRT that suggested incomplete or inconsistent responses.

•
Navistar included an additional red flag control to identify smelters that are not on the standard smelter list and requested additional follow-up to ensure suppliers were providing valid smelter information.

III: Due Diligence Design and Performance
Design of Due Diligence
Navistar designed its due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Framework”) and related supplements for 3TG.

Due Diligence Performed
OECD Step 3. Design and Implement a Strategy to Respond to Identified Risks
Actions taken by Navistar to respond to identified risks include:

•	Monitored supplier responses received on a weekly basis.

•
After the internal survey deadline, Navistar's Conflict Minerals program manager conducted personalized outreach to non-responsive suppliers to provide clarity around the Conflict Minerals Rule and encourage completion of a CMRT.

•	For red flags identified, we sent follow-up corrective action letters asking for clarification from suppliers that provided incomplete or inconsistent responses.

•	Suppliers who received corrective action letters were asked to reassess their initial survey responses and provide additional information where appropriate.

•	Suppliers that did not respond to Navistar’s initial survey were sent up to five reminder letters requesting that they respond to our survey request.

•	Recalcitrant suppliers were engaged directly by our Conflict Minerals Team to advise them to complete their survey in a timely manner.

OECD Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner Due Diligence Practices
Navistar is a downstream consumer of necessary 3TG and is generally many steps removed from smelter and refiners who provide minerals and ores. Navistar does not directly purchase 3TG from any smelter or refiners, and does not, to the best of its knowledge, directly purchase from the Democratic Republic of the Congo (DRC) and its adjoining countries (the “Covered Countries”). Therefore, as contemplated by the OECD Framework for downstream companies, Navistar does not perform or direct audits of smelters and refiners within the supply chain. As a result, Navistar’s due diligence efforts rely on cross-industry initiatives such as those led by the Responsible Minerals Assurance Process (RMAP), to conduct smelter and refiner due diligence.

OECD Step 5. Report Annually on Supply Chain Due Diligence
This report and the associated Form SD are available online at the bottom right portion of the sustainability page of the Navistar website: http://www.navistar.com/navistar/whoweare/sustainability

IV: Due Diligence Results
In 2017, our efforts to determine the mine or location of origin with the greatest possible specificity encompass our due diligence measures described above, including, for example

•	Surveying suppliers.

•	Reviewing the entities identified as smelter by our suppliers against information provided by the RMAP to identify the smelters that are compliant.

•	Reviewing available information regarding the sourcing of Conflict Minerals that may have been processed by reported facilities.
Through our efforts to follow the OECD Framework and requesting our suppliers to complete the RMI CMRT, we have determined that seeking information about 3TG smelters and refiners in our supply chain presents the most reasonable effort we can make to determine the mines or locations or origin of the 3TG in our supply chain.
We reviewed the responses from our suppliers and our analysis indicates that many contained inconsistencies or incomplete data. Furthermore, although most suppliers provided responses that listed the known smelter/refiners in their supply chain, they did not specify which smelter/refiners were associated with products shipped to Navistar.
Of the credible responses where information on specific products shipped to Navistar were received, five suppliers have indicated that they may have sourced from the Covered Countries. These five suppliers have identified their RMAP Active Smelters and Refiners, which are located in Appendix A - RMAP Active Smelters and Refiners.

V: Continuous Improvement Efforts to Mitigate Risk
Navistar intends to take the following steps to improve the number and quality of supplier responses in the next compliance period and to mitigate and risks that the necessary 3TG used in Navistar products may benefit armed groups:

•
Continue Navistar's Conflict Minerals Program Manager’s personalized outreach to non-responsive suppliers to confirm the appropriate supplier representative is identified prior to the 2018 reporting period. This will allow Navistar to increase the accuracy of supplier data, educate suppliers around the rule, and encourage survey completion in the future.

•	Follow-up with non-responsive suppliers will continue to be performed prior to the initial survey deadline to allow more time for red flag analysis and due diligence efforts in 2018.

•
All suppliers, whose response indicated that they might have sourced from the Covered Countries, received an additional follow-up letter encouraging them to source from conflict-free smelters and a copy of Navistar’s Conflict Minerals Policy.

•	Work with relevant trade associations to define and improve best practices.

Caution Concerning Forward-Looking Statements
Certain statements in this report may be “forward-looking” within the meaning of the federal securities laws. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” and “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

Appendix A - RMAP Active Smelters and Refiners

Smelter_ID_CFSI	Metal	Smelter Reference List	Smelter Country	Smelter State Province Region
CID000004	Tungsten (W)	A.L.M.T. TUNGSTEN Corp.	JAPAN	Toyama
CID000015	Gold (Au)	Advanced Chemical Company	UNITED STATES OF AMERICA	Rhode Island
CID000019	Gold (Au)	Aida Chemical Industries Co., Ltd.	JAPAN	Tokyo
CID000035	Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Baden-Württemberg
CID000041	Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Toshkent
CID000058	Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Minas Gerais
CID000077	Gold (Au)	Argor-Heraeus S.A.	SWITZERLAND	Ticino
CID000082	Gold (Au)	Asahi Pretec Corp.	JAPAN	Hyogo
CID000090	Gold (Au)	Asaka Riken Co., Ltd.	JAPAN	Fukushima
CID000105	Tungsten (W)	Kennametal Huntsville	UNITED STATES OF AMERICA	Alabama
CID000113	Gold (Au)	Aurubis AG	GERMANY	Hamburg
CID000128	Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Rizal
CID000157	Gold (Au)	Boliden AB	SWEDEN	Västerbottens län [SE-24]
CID000176	Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY	Baden-Württemberg
CID000185	Gold (Au)	CCR Refinery - Glencore Canada Corporation	CANADA	Quebec
CID000211	Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Hunan
CID000218	Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Guangdong
CID000233	Gold (Au)	Chimet S.p.A.	ITALY	Toscana
CID000244	Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Jiangxi
CID000258	Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Jiangxi
CID000291	Tantalum (Ta)	Conghua Tantalum and Niobium Smeltry	CHINA	Guangdong
CID000292	Tin (Sn)	Alpha	UNITED STATES OF AMERICA	Pennsylvania
CID000306	Tin (Sn)	CV Gita Pesona	INDONESIA	Kepulauan Bangka Belitung
CID000309	Tin (Sn)	PT Aries Kencana Sejahtera	INDONESIA	Kepulauan Bangka Belitung

CID000313	Tin (Sn)	CV Serumpun Sebalai	INDONESIA	Kepulauan Bangka Belitung
CID000315	Tin (Sn)	CV United Smelting	INDONESIA	Kepulauan Bangka Belitung
CID000328	Gold (Au)	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Incheon-gwangyeoksi [Incheon]
CID000359	Gold (Au)	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Gyeonggi-do [Gyeonggi]
CID000362	Gold (Au)	DODUCO Contacts and Refining GmbH	GERMANY	Baden-Württemberg
CID000401	Gold (Au)	Dowa	JAPAN	Akita
CID000402	Tin (Sn)	Dowa	JAPAN	Akita
CID000425	Gold (Au)	Eco-System Recycling Co., Ltd.	JAPAN	Saitama
CID000438	Tin (Sn)	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Oruro
CID000456	Tantalum (Ta)	Exotech Inc.	UNITED STATES OF AMERICA	Florida
CID000460	Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA	Guangdong
CID000468	Tin (Sn)	Fenix Metals	POLAND	Podkarpackie
CID000493	Gold (Au)	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Novosibirskaya oblast'
CID000499	Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Fujian
CID000538	Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yunnan
CID000568	Tungsten (W)	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Pennsylvania
CID000616	Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Guangdong
CID000694	Gold (Au)	Heimerle + Meule GmbH	GERMANY	Baden-Württemberg
CID000707	Gold (Au)	Heraeus Metals Hong Kong Ltd.	CHINA	Hong Kong
CID000711	Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Hessen
CID000766	Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CHINA	Hunan
CID000769	Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Hunan
CID000801	Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Nei Mongol
CID000807	Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN	Saitama
CID000814	Gold (Au)	Istanbul Gold Refinery	TURKEY	Ýstanbul
CID000823	Gold (Au)	Japan Mint	JAPAN	Osaka
CID000825	Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN	Akita

CID000855	Gold (Au)	Jiangxi Copper Co., Ltd.	CHINA	Jiangxi
CID000875	Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Jiangxi
CID000914	Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Jiangxi
CID000917	Tantalum (Ta)	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Jiangxi
CID000920	Gold (Au)	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Utah
CID000924	Gold (Au)	Asahi Refining Canada Ltd.	CANADA	Ontario
CID000927	Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Sverdlovskaya oblast'
CID000929	Gold (Au)	JSC Uralelectromed	RUSSIAN FEDERATION	Sverdlovskaya oblast'
CID000937	Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Ôita
CID000942	Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHINA	Yunnan
CID000957	Gold (Au)	Kazzinc	KAZAKHSTAN	Qaraghandy oblysy
CID000966	Tungsten (W)	Kennametal Fallon	UNITED STATES OF AMERICA	Nevada
CID000969	Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Utah
CID000973*	Tantalum (Ta)	King-Tan Tantalum Industry Ltd.	CHINA	Jiangxi
CID000981	Gold (Au)	Kojima Chemicals Co., Ltd.	JAPAN	Saitama
CID001029	Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN	Chü
CID001070	Tin (Sn)	China Tin Group Co., Ltd.	CHINA	Guangxi
CID001076	Tantalum (Ta)	LSM Brasil S.A.	BRAZIL	Minas Gerais
CID001078	Gold (Au)	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Ulsan-gwangyeoksi [Ulsan]
CID001105	Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA	Penang
CID001113	Gold (Au)	Materion	UNITED STATES OF AMERICA	New York
CID001119	Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN	Saitama
CID001142	Tin (Sn)	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Ohio
CID001147	Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHINA	Jiangsu
CID001149	Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHINA	Hong Kong
CID001152	Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	South West

CID001153	Gold (Au)	Metalor Technologies S.A.	SWITZERLAND	Neuchâtel
CID001157	Gold (Au)	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Massachusetts
CID001161	Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Coahuila
CID001163	Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	INDIA	Maharashtra
CID001173	Tin (Sn)	Mineração Taboca S.A.	BRAZIL	São Paulo
CID001175	Tantalum (Ta)	Mineracao Taboca S.A.	BRAZIL	Amazonas
CID001182	Tin (Sn)	Minsur	PERU	Ika
CID001188	Gold (Au)	Mitsubishi Materials Corporation	JAPAN	Kagawa
CID001191	Tin (Sn)	Mitsubishi Materials Corporation	JAPAN	Hyogo
CID001192	Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Fukuoka
CID001193	Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Hiroshima
CID001200	Tantalum (Ta)	NPM Silmet AS	ESTONIA	Ida-Virumaa
CID001204	Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Moskovskaja oblast'
CID001220	Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Ýstanbul
CID001259	Gold (Au)	Nihon Material Co., Ltd.	JAPAN	Chiba
CID001277	Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Ningxia
CID001314	Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Chon Buri
CID001325	Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Nara
CID001326	Gold (Au)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Krasnoyarskiy kray
CID001337	Tin (Sn)	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Oruro
CID001352	Gold (Au)	PAMP S.A.	SWITZERLAND	Ticino
CID001386	Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Ryazanskaya oblast'
CID001397	Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA	Jakarta Raya
CID001399	Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA	Kepulauan Bangka Belitung
CID001402	Tin (Sn)	PT Babel Inti Perkasa	INDONESIA	Kepulauan Bangka Belitung

CID001419	Tin (Sn)	PT Bangka Tin Industry	INDONESIA	Kepulauan Bangka Belitung
CID001421	Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA	Kepulauan Bangka Belitung
CID001428	Tin (Sn)	PT Bukit Timah	INDONESIA	Kepulauan Bangka Belitung
CID001434	Tin (Sn)	PT DS Jaya Abadi	INDONESIA	Kepulauan Bangka Belitung
CID001438	Tin (Sn)	PT Eunindo Usaha Mandiri	INDONESIA	Kepulauan Riau
CID001448	Tin (Sn)	PT Karimun Mining	INDONESIA	Kepulauan Riau
CID001453	Tin (Sn)	PT Mitra Stania Prima	INDONESIA	Kepulauan Bangka Belitung
CID001457	Tin (Sn)	PT Panca Mega Persada	INDONESIA	Kepulauan Bangka Belitung
CID001458	Tin (Sn)	PT Prima Timah Utama	INDONESIA	Kepulauan Bangka Belitung
CID001460	Tin (Sn)	PT Refined Bangka Tin	INDONESIA	Kepulauan Bangka Belitung
CID001463	Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA	Kepulauan Bangka Belitung
CID001468	Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA	Kepulauan Bangka Belitung
CID001471	Tin (Sn)	PT Sumber Jaya Indah	INDONESIA	Kepulauan Bangka Belitung
CID001477	Tin (Sn)	PT Tambang Timah	INDONESIA	Riau
CID001482	Tin (Sn)	PT Timah (Persero) Tbk Mentok	INDONESIA	Kepulauan Bangka Belitung
CID001490	Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA	Kepulauan Bangka Belitung
CID001493	Tin (Sn)	PT Tommy Utama	INDONESIA	Kepulauan Bangka Belitung
CID001498	Gold (Au)	PX Precinox S.A.	SWITZERLAND	Neuchâtel
CID001508	Tantalum (Ta)	QuantumClean	UNITED STATES OF AMERICA	California
CID001512	Gold (Au)	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Gauteng
CID001534	Gold (Au)	Royal Canadian Mint	CANADA	Ontario
CID001539	Tin (Sn)	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Taoyuan
CID001555	Gold (Au)	Samduck Precious Metals	KOREA, REPUBLIC OF	Incheon Gwang'yeogsi
CID001573*	Gold (Au)	Schone Edelmetaal B.V.	NETHERLANDS	Noord-Holland
CID001585	Gold (Au)	SEMPSA Joyeria Plateria S.A.	SPAIN	Madrid, Comunidad de
CID001622	Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Shandong
CID001736	Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Sichuan

CID001756	Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Moskovskaja oblast'
CID001758	Tin (Sn)	Soft Metais Ltda.	BRAZIL	São Paulo
CID001761	Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Taiwan
CID001769	Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Permskiy kray
CID001798	Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN	Ehime
CID001869	Tantalum (Ta)	Taki Chemical Co., Ltd.	JAPAN	Hyogo
CID001875	Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Kanagawa
CID001889	Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Tây Ninh
CID001891	Tantalum (Ta)	Telex Metals	UNITED STATES OF AMERICA	Pennsylvania
CID001898	Tin (Sn)	Thaisarco	THAILAND	Phuket
CID001908	Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Yunnan
CID001916	Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Shandong
CID001938	Gold (Au)	Tokuriki Honten Co., Ltd.	JAPAN	Saitama
CID001955	Gold (Au)	Torecom	KOREA, REPUBLIC OF	Chungcheongnamdo
CID001969	Tantalum (Ta)	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Qaraghandy oblysy
CID001977	Gold (Au)	Umicore Brasil Ltda.	BRAZIL	São Paulo
CID001980	Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Antwerpen
CID001993	Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	New York
CID002003	Gold (Au)	Valcambi S.A.	SWITZERLAND	Ticino
CID002011	Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Quảng Ninh
CID002036	Tin (Sn)	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Rondônia
CID002044	Tungsten (W)	Wolfram Bergbau und Hutten AG	AUSTRIA	Steiermark
CID002082	Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA	Fujian
CID002095	Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Guangdong

CID002100	Gold (Au)	Yamamoto Precious Metal Co., Ltd.	JAPAN	Kochi
CID002129	Gold (Au)	Yokohama Metal Co., Ltd.	JAPAN	Kanagawa
CID002158	Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Yunnan
CID002180	Tin (Sn)	Yunnan Tin Company, Ltd.	CHINA	Yunnan
CID002224	Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Henan
CID002243	Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Fujian
CID002307*	Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Jiangxi
CID002314	Gold (Au)	Umicore Precious Metals Thailand	THAILAND	Krung Thep Maha Nakhon
CID002315	Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Jiangxi
CID002316	Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Jiangxi
CID002317	Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Jiangxi
CID002318	Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Jiangxi
CID002319	Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yunnan
CID002320	Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Fujian
CID002321	Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Jiangxi
CID002455	Tin (Sn)	CV Venus Inti Perkasa	INDONESIA	Kepulauan Bangka Belitung
CID002459	Gold (Au)	Geib Refining Corporation	UNITED STATES OF AMERICA	Rhode Island
CID002468	Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Minas Gerais
CID002492	Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Hunan
CID002494	Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Jiangxi
CID002500	Tin (Sn)	Melt Metais e Ligas S.A.	BRAZIL	Rondônia
CID002502	Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Hai Phong
CID002503	Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA	Kepulauan Bangka Belitung
CID002504	Tantalum (Ta)	D Block Metals, LLC	UNITED STATES OF AMERICA	North Carolina

CID002505	Tantalum (Ta)	FIR Metals & Resource Ltd.	CHINA	Hunan
CID002506	Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Jiangxi
CID002508	Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Guangdong
CID002509	Gold (Au)	MMTC-PAMP India Pvt., Ltd.	INDIA	Haryana
CID002510	Gold (Au)	Republic Metals Corporation	UNITED STATES OF AMERICA	Florida
CID002512	Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Jiangxi
CID002513	Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Hunan
CID002516	Gold (Au)	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Taoyuan
CID002517	Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Cavite
CID002530	Tin (Sn)	PT Inti Stania Prima	INDONESIA	Kepulauan Bangka Belitung
CID002535*	Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Jiangxi
CID002539	Tantalum (Ta)	KEMET Blue Metals	MEXICO	Tamaulipas
CID002541	Tungsten (W)	H.C. Starck Tungsten GmbH	GERMANY	Niedersachsen
CID002544	Tantalum (Ta)	H.C. Starck Co., Ltd.	THAILAND	Rayong
CID002547	Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	GERMANY	Thüringen
CID002548	Tantalum (Ta)	H.C. Starck Inc.	UNITED STATES OF AMERICA	Massachusetts
CID002549	Tantalum (Ta)	H.C. Starck Ltd.	JAPAN	Ibaraki
CID002550	Tantalum (Ta)	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Baden-Württemberg
CID002551	Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Jiangxi
CID002557	Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Pennsylvania
CID002558	Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN	Fukushima
CID002568	Tantalum (Ta)	KEMET Blue Powder	UNITED STATES OF AMERICA	Nevada
CID002570	Tin (Sn)	CV Ayi Jaya	INDONESIA	Kepulauan Bangka Belitung

CID002579	Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Hunan
CID002580	Gold (Au)	T.C.A S.p.A	ITALY	Toscana
CID002589	Tungsten (W)	Niagara Refining LLC	UNITED STATES OF AMERICA	New York
CID002592	Tin (Sn)	CV Dua Sekawan	INDONESIA	Kepulauan Bangka Belitung
CID002593	Tin (Sn)	CV Tiga Sekawan	INDONESIA	Kepulauan Bangka Belitung
CID002605	Gold (Au)	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Seoul-teukbyeolsi [Seoul]
CID002649	Tungsten (W)	Hydrometallurg, JSC	RUSSIAN FEDERATION	Kabardino-Balkarskaya Respublika
CID002706	Tin (Sn)	Resind Industria e Comercio Ltda.	BRAZIL	Minas Gerais
CID002707	Tantalum (Ta)	Resind Industria e Comercio Ltda.	BRAZIL	Minas Gerais
CID002761	Gold (Au)	SAAMP	FRANCE	Île-de-France
CID002773	Tin (Sn)	Metallo-Chimique N.V.	BELGIUM	Antwerpen
CID002774	Tin (Sn)	Metallo Spain S.L.U.	SPAIN	Bizkaia
CID002776	Tin (Sn)	PT Bangka Prima Tin	INDONESIA	Kepulauan Bangka Belitung
CID002777	Gold (Au)	SAXONIA Edelmetalle GmbH	GERMANY	Sachsen
CID002778	Gold (Au)	WIELAND Edelmetalle GmbH	GERMANY	Baden-Württemberg
CID002779	Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Wien
CID002815	Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Hunan
CID002816	Tin (Sn)	PT Sukses Inti Makmur	INDONESIA	Kepulauan Bangka Belitung
CID002829	Tin (Sn)	PT Kijang Jaya Mandiri	INDONESIA	Kepulauan Bangka Belitung
CID002830	Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Jiangxi
CID002842	Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CHINA	Jiangxi
CID002843	Tungsten (W)	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Gyeongsangbuk-do
CID002859	Tin (Sn)	Gejiu Jinye Mineral Company	CHINA	Yunnan
* Conformant as of 3/21/2017